EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS
DATE: JUNE 13, 2017	(513) 793-3200

LSI INDUSTRIES INC. ANNOUNCES THE APPOINTMENT OF JAMES E. GALEESE
AS CHIEF FINANCIAL OFFICER; APPOINTS RONALD S. STOWELL
AS CHIEF FINANCIAL OFFICER EMERITUS AND TREASURER; AND PROMOTES
 JEFFERY S. BASTIAN, CPA, TO CHIEF ACCOUNTING OFFICER

Cincinnati, OH; June 13, 2017 – LSI Industries Inc. (NASDAQ:  LYTS) today:  announced the appointment of James E. Galeese as Executive Vice President and Chief Financial Officer, succeeding Ronald S. Stowell, who has been named Chief Financial Officer Emeritus and Treasurer and will remain a key part of LSI's financial leadership team.  Jeffery S. Bastian, CPA, Vice President and Controller, has been promoted to the role of Vice President and Chief Accounting Officer.

Mr. Galeese most recently, from 2014 to present, served as Vice President, Chief Financial Officer, and a Director of privately-held Universal Trailer Holding Corporation (manufacturer of trailers for the hauling requirements of businesses and individuals).  He was with Philips Electronics NV from 1998 to 2014 as Senior Vice President and Chief Financial Officer for its North American Lighting business and its Electronics business.  Prior to that Mr. Galeese served in the financial Controllership organization of Square D Company / Schneider Electric.  He graduated from Miami University with a degree in Business Administration and obtained an MBA from Xavier University.

Dennis W. Wells, Chief Executive Officer and President, commented, "I look forward to Jim Galeese joining the executive management team of LSI.  His extensive years of financial leadership experience in large company environments and in the lighting business make him uniquely qualified for this position of Chief Financial Officer.  His experience will enable him to contribute to the business and financial leadership of LSI with an immediate impact as we grow beyond the roughly $400 million company that we are today.

Dennis Wells continued, "I am pleased that Jeff Bastian has accepted the role of Vice President and Chief Accounting Officer at LSI.  During Mr. Bastian's 28-year tenure with the Company he has assumed increasing levels of responsibility, and currently oversees both the internal and external financial reporting for LSI.  Mr. Bastian's familiarity with reporting requirements, combined with his impeccable attention to detail, provides me with confidence that our Accounting Department will remain in good hands moving forward.

Dennis Wells added, "This is a planned transition as Mr. Stowell, who has been Chief Financial Officer for nearly twenty-five years, has discussed his desire to retire at the end of calendar 2017.  Ron's contributions since joining LSI in 1992 as Chief Financial Officer cannot be overstated and I am very pleased he has agreed to remain an important part of our financial leadership team.   We wish to thank Ron for his many years of leadership as LSI more than quadrupled in size through both organic growth as well as several acquisitions.  He has been instrumental in all of the Company's internal financial reporting practices, the external financial and other SEC reporting, developed and trained the Company's Controllers and senior financial management team, worked with the administration of compensation and benefit programs, and advised the Board of Directors and the Chief Executive Officer on many business matters.  In his new role he will manage the Company's treasury and tax functions, and will be a resource for Jim Galeese and the LSI Corporate financial management team over the next six months."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.

Such statements, whether expressed or implied, are based upon current expectations of the
Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact Dennis Wells, Chief Executive Officer and President at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.